UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Fansteel Inc.

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FANSTEEL INC.
570 LAKE COOK ROAD, SUITE 200
DEERFIELD, ILLINOIS 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 10, 2007

To Stockholders of	April 9, 2007
Fansteel Inc.

NOTICE IS HEREBY GIVEN to the holders of Common Stock, par value $0.01 per share (“Common Stock”), of Fansteel Inc., a Delaware corporation (the “Corporation”), that the Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation, will be held at 570 Lake Cook Road, Solarium (fifth floor), Deerfield IL. 60015 on May 10, 2007 at 9:00 A.M. Central time, for the following purposes:

1.	To elect members of the Board of Directors to serve until the next Annual Meeting and until their successors are duly elected and qualify.

2.	Ratify the appointment of BDO Seidman, LLP as auditors of the Corporation for the year ending December 31, 2007.

3.	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Information relating to the above matters is set forth in the attached proxy statement. The Board of Directors and management of the Corporation are not aware of any other matters that will come before the Annual Meeting. As determined by the Board of Directors, only stockholders of record at the close of business on March 22, 2007 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS ENCOURAGES ALL STOCKHOLDERS TO PERSONALLY ATTEND THE ANNUAL MEETING. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ACCOMPANYING POSTAGE-PAID ENVELOPE IN ORDER THAT YOUR SHARES OF OUR COMMON STOCK MAY BE REPRESENTED. YOUR COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

/s/ R. Michael McEntee

R. Michael McEntee
Vice President, Chief Financial Officer

FANSTEEL INC.
570 LAKE COOK ROAD, SUITE 200
DEERFIELD, ILLINOIS 60015

SUMMARY TERM SHEET - PROXY STATEMENT

This summary term sheet, including the “Questions and Answers About the Meeting and the Proposals” section that follows, highlights selected information from the attached proxy statement for the 2007 Annual Meeting of our stockholders. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in, or accompanying, the proxy statement, including the financial statements in our annual report, which accompanies and is incorporated by reference into the proxy statement. References to the “Corporation,” “us,” “we,” “our” or “Fansteel” refers to Fansteel Inc., a Delaware corporation.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q: WHAT IS THE TIME AND PLACE OF THE ANNUAL MEETING?
A: The Annual Meeting will be held at 570 Lake Cook Road, Solarium (fifth floor), Deerfield IL 60015, on May 10, 2007 at 9:00 A.M. Central time.

Q: WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?
A: You are being asked to vote to elect four directors, ratify the appointment of independent auditors, and to transact such other business as may properly come before the meeting.

Q: WHAT IS THE VOTING RECOMMENDATION OF OUR BOARD OF DIRECTORS?
A: Our Board of Directors recommends that you vote “FOR” the election to the Board of Directors of each nominee named in the proxy statement and “FOR” the ratification of the independent auditors.

Q: WHAT SHARES CAN I VOTE?
A: You may vote all shares of our Common Stock that you own as of the close of business on the record date, which is March 22, 2007. These shares include (1) shares held directly in your name as the “holder of record,” and (2) shares held for you in “street name” as the “beneficial owner” through a nominee (such as a broker or bank). Nominees may have different procedures and, if you own shares in street name, you should contact them prior to voting.

Q: CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
A: Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the Annual Meeting. You may vote by signing your proxy card or, for shares held in “street name,” by signing the voting instruction card included by your broker or nominee and mailing it in the enclosed, preaddressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Q: CAN I CHANGE MY VOTE?
A: You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may change your vote by signing a new proxy card bearing a later date (which automatically revokes the earlier dated proxy card) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously signed proxy card to be revoked unless you specifically so request. For shares held beneficially by you in street name, you may change your vote by submitting new voting instructions to you broker or nominee.

SUMMARY TERM SHEET - PROXY STATEMENT

Q: WHAT ARE THE VOTING REQUIREMENTS TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS AND ELECT DIRECTORS?
A: Ratification of the appointment of BDO Seidman, LLP, as auditor for the year ending December 31, 2007, will require the affirmative vote of a majority1 of the votes cast on such proposal at the Annual Meeting. The election of nominees to our Board of Directors will be determined by a plurality2 of the votes of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting.

Q: HOW ARE VOTES COUNTED?
A: You may vote “FOR,” “AGAINST,” or “ABSTAIN”. If you “ABSTAIN” on the proposal to ratification of the auditors, it will have no effect on the votes cast. If you sign and date your proxy card with no further instructions, your shares will be voted “FOR” the election of each nominee for our Board of Directors named in the proxy statement, all in accordance with the recommendations of our Board of Directors.

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
A: We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC.

1 A number of votes greater than one-half of the votes from all eligible shares.
2 The four candidates receiving the highest number of votes of all eligible candidates.

FANSTEEL INC.
570 LAKE COOK ROAD, SUITE 200
DEERFIELD, ILLINOIS 60015

PROXY STATEMENT

This proxy statement is furnished by our Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of stockholders to be held on May 10, 2007, at 9:00 A.M. Central time, and at any adjournments thereof. This proxy statement and the accompanying proxy is first being mailed to holders of our shares of Common Stock on or about April 9, 2007.

You are being asked to vote on the following proposals:

1. To elect members of our Board of Directors to serve until the next Annual Meeting of our stockholders and until their successors are duly elected and qualify.

2. Ratification of the appointment of BDO Seidman, LLP, as auditors of the Corporation for the year ended December 31, 2007.

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

PROXIES AND VOTING PROCEDURES

Only stockholders of record at the close of business on March 22, 2007, the record date, are entitled to notice of, and to vote at, the Annual Meeting of our stockholders. As of the close of business on such date, 3,420,000 shares of our Common Stock were outstanding and eligible to be voted. Each share of our Common Stock is entitled to one vote on each matter submitted to our stockholders. Where a specific instruction is given in the proxy, the proxy will be voted in accordance with such instruction. If no such instruction is given, the proxy will be voted FOR the nominees to the Board of Directors named below, and FOR ratification of the appointment of auditors, and in the discretion of the proxies with respect to any other matter that is properly brought before the Annual Meeting.

Any stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Corporate Secretary of Fansteel, Inc. (R. Michael McEntee; Vice President, Chief Financial Officer and Secretary) or by appearing at the Annual Meeting and revoking his or her proxy and voting in person.

In order to ratify the appointment of the auditors, the proposal has to receive the votes of a majority of the votes cast, so abstaining will have no effect. The candidates for election to our Board of Directors who receive the highest number of affirmative votes will be elected. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions form their customers, referred to as “broker non-votes,” are not counted or deemed to be present or represented for purposes of determining whether that matter has been approved by stockholders, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

PROXY SOLICITATION

This solicitation of proxies is made on behalf of our Board of Directors, and the costs thereof will be borne by us. We will reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of our Common Stock. In addition, our officers and employees, none of whom will receive any compensation therefore in addition to their regular compensation, may solicit proxies. The solicitation will be made by mail and, in addition, may be made by telegrams, personal interviews and by telephone.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors has nominated Gary L. Tessitore, Jeffrey G. Vogelsang, David A. Groshoff, and John R. Parker to be elected at the 2007 Annual Meeting as members of our Board of Directors, to serve until the next Annual Meeting and until their respective successors are elected. If for any reason any nominee does not stand for election, the proxies solicited by this proxy statement will be voted in favor of the remainder of those named and may be voted for a substitute nominee in place of such nominee. Our management, however, has no reason to expect that any of the nominees will not stand for election.

Our Bylaws provided that our Board of Directors shall consist of four members and that any vacancies on our Board of Directors, from whatever cause arising, including newly-created directorships, may be filled by the remaining directors until the next meeting of our stockholders.

Biographical summaries and ages of the nominees as of March 15, 2007 are set forth below, as well as data with respect to the number of shares of our Common Stock beneficially owned by each of them. All such information has been furnished to us by the nominees.
Name	Age	Principal Business Experience and Other Information	Year in Which First Became Director of Company	Shares of Common Stock Owned Beneficially	% Of Class

G.L. Tessitore	62	Director, Chairman, President and Chief Executive Officer - Mr. Tessitore has been Director, Chairman, President and Chief Executive Officer of Fansteel since January 1999.	1999	6,994	0.2%

J.G. Vogelsang	40	Director - Mr. Vogelsang is the Managing Partner of Promontory Partners, a turnaround and crisis consulting firm that he founded in January 2002. From 2001 to 2002, he was a turnaround and crises manager for Jay Alix & Associates, a firm specializing in large corporate restructurings. Prior to his tenure in turnaround consulting, Mr. Vogelsang spent six years as an investment banker with Firstar Capital markets, a division of Firstar Bank.	2004	None	0.0%

D.A. Groshoff	35	Director - Mr. Groshoff is Vice President of JPMorgan Investment Management, Inc., where he currently serves as a special situation and illiquid asset portfolio manager. Prior to joining JPMorgan in 1997, Mr. Groshoff worked in private legal practice. Mr. Groshoff has previously served on the Boards of Directors of Allis-Chalmers Energy, Inc., an oil and natural gas exploration services company listed on the American Stock Exchange, and Atlas Minerals, Inc., a publicly held mineral and natural resource exploration company.	2004	None	0.0%

J.R. Parker	62	Director - Mr. Parker retired in 2005 as Vice President and Chief Operating Officer of Thomas More College, Crestview Hills, Kentucky. Prior to that, Mr. Parker served as Vice President and Chief Financial Officer of NS Group, Inc., a specialty steel manufacturing company, from 1981 through 2000. Mr. Parker is also a member of the Board of Directors of Keystone Consolidated Industries, a publicly traded steel wire and rod manufacturer.	2004	None	0.0%

All directors were appointed to the Company upon emergence from Chapter 11 protection on January 23, 2004. The directors are elected at the annual meeting of stockholders and each director shall hold office until a successor has been elected.

The Company has a separately designated standing audit committee (the "Audit Committee") established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are J.R. Parker (Chairman), and J.G. Vogelsang. The Company’s board of directors has determined that Mr. Parker is an "audit committee financial expert" and is an "independent" director, as defined by the Securities and Exchange Commission's rules.

Except as described below with respect to their employment agreements, all executive officers serve at the pleasure of the Company's Board of Directors.

VOTE REQUIRED

Except where authority to vote for nominees has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named above. Nominees receiving the greatest number of votes duly cast for the election of directors will be elected to our Board of Directors. Abstentions and broker “non-votes” are not counted as votes cast for the purpose of electing directors.

RECOMMENDATION OF BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR NOMINEES TO OUR BOARD OF DIRECTORS.

GOVERNANCE OF FANSTEEL INC.

BOARD OF DIRECTORS

Our Board of Directors currently has four members, three of whom meet the standard for independence. Only independent directors serve on our audit committee. In 2006, our Board of Directors held five meetings. All of our Directors attended all the Board meetings and the respective committee meetings in 2006.

COMMITTEES OF BOARD OF DIRECTORS

In 2006, our Board of Directors had two ongoing committees: the audit committee and the compensation committee. In 2006, the audit committee met four times, and the compensation committee met one time. These committees are described below:

AUDIT COMMITTEE

In 2006, John R. Parker (Chairman) and Jeffrey G. Vogelsang were the members of our audit committee. Our Board of Directors has determined that the audit committee members meet the standard for independence. In addition, our Board of Directors has determined that at least one member of our audit committee meets the standard of having accounting or related financial management expertise. Our Board of Directors has also determined that John R. Parker meets the SEC criteria of an “audit committee financial expert.” Mr. Parker’s extensive background and experience includes professional training and experience as a CPA, and service as the Chief Financial Officer of publicly traded corporations.

Our audit committee operates pursuant to a charter, which can be viewed at our web site at www.fansteel.com. The charter gives our audit committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. Our audit committee charter gives this committee broad authority to fulfill its obligations under SEC rules and regulations. The audit committee report is set forth elsewhere herein.

COMPENSATION COMMITTEE

In 2006, Jeffrey G. Vogelsang (Chairman), John R. Parker and David A. Groshoff were members of our compensation committee. Our Board of Directors has determined that the committee members meet the standard for independence. Our compensation committee develops and makes recommendations to our Board of Directors with respect to our compensation policies; recommends to our Board of Directors the compensation to be paid to executive officers; administers the Fansteel Bonus Plan and 401(K) Savings Plan; and performs such other duties as may be assigned to it by our Board of Directors. The compensation committee report is set forth elsewhere herein.

COMPENSATION OF DIRECTORS

Fansteel’s directors, other than the Chairman of Fansteel, Inc. and directors considered to be our employees, each receive annual compensation of $20,000, paid in equal installments over 12 months, for their services as members of the Company’s Board of Directors. Committee chairpersons receive annual compensation of $1,500, paid in equal installments over 12 months, for their services as chairperson.

The table below summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2006:

2006 Director Summary Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change In Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total
Jeff G. Vogelsang	$21,500	$-	$-	$-	$-	$-	$21,500

David A. Groshoff (a)	20,000	-	-	-	-	-	20,000

John R. Parker	21,500	-	-	-	-	-	21,500

(a) Fees are paid directly to JP Morgan Asset Management and not to Mr. Groshoff

EMPLOYEE CODE OF ETHICS AND CONFLICT OF INTEREST POLICY

In December 2004, we adopted a code of ethics that applies to all of our employees, officers and directors, including our principal executive officer and our senior financial officers. We require all of our employees to adhere to our code of ethics in addressing legal and ethical issues encountered in conducting their work. Our code of ethics requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. All of our employees are required to certify that they have reviewed and understood our code of ethics.

In addition, all employees who, because of their responsibilities are thought to be in sensitive positions and who may, therefore, be placed in conflicts of interest situations, are required to certify as to their compliance with our conflicts of interest policy. A copy of our code of ethics is posted on our website at www.fansteel.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. The Compensation Committee reviews all matters relating to executive compensation and reports its actions and recommendations to the Board of Directors.

Compensation Philosophy and Objectives

The Company’s philosophy on executive officer compensation is to provide compensation that enables the Company to attract and retain a highly qualified complement of executive officers. The Compensation Committee believes the most effective executive compensation program is one designed to reward the achievement of specific annual and strategic goals by the Company.

As part of the Plan of Reorganization, it was determined that retaining the existing executive officers were integral to the execution of the Plan. Therefore, the two executive officers agreed to employment contracts on January 16, 2004 and subsequently amended as of October 22, 2004, for an initial term of two years commencing on January 23, 2004, subject to one-year automatic renewals if notice of non-renewal is not provided by a party within the time period set forth in the agreement.

Components of Executive Compensation

The Company’s compensation package under the employment agreement consisted of three key parts: base salary, a potential annual bonus, and equity-related compensation. These employment contracts were previously filed as Exhibit 10.1 and Exhibit 10.2 to the Company’s Form 10-Q filed on November 12, 2004, and incorporated herein by reference.

Base Salary. Base salaries had been set near the median for similarly sized businesses competing in the same or similar industries as the Company. The sources of comparisons were publications dealing with executive compensation. The information reported in those publications does not usually reveal the identity of the companies, which were the subject of the reports. The companies that were the basis of that information, accordingly, were not necessarily those that comprise the peer group for comparison of shareholder returns. By setting salaries at a median level, the Company believed that it could attract and retain the caliber of executive officer desired.

Incentive Compensation. The executive officers are eligible to participate in a bonus plan. No bonus plan was established for 2004. For 2005 and 2006, a bonus plan was established based on factors to generate cash, which is key in the achievement of viability, growth, and meeting requirements for environmental remediation. Based on attainment of budgeted EBITDA and cash flow, a bonus can be earned as a percentage of salary ranging from 5% to 50% of base salary.

Equity-Related Compensation. As part of the Plan of Reorganization, the Company reserved 5% of the authorized common stock or 180,000 shares for stock options. The executive officers are entitled to participate in the stock option plan. No stock option plan has been implemented.

Chief Executive Officer Compensation. G. L. Tessitore was elected as the Company’s Chairman of the Board, President and Chief Executive Officer on January 26, 1999 and retained the post after emergence from bankruptcy. Mr. Tessitore’s compensation was set by the Company at a level determined to be necessary to attract an individual with the requisite background and capabilities to serve as Chief Executive Officer. Mr. Tessitore’s annual base salary was increased by $16,000 effective January 2, 2006. No other base salary increases were authorized since April 26, 2000. Mr. Tessitore received $80,000 in 2004 pursuant to the Key Employee Retention Plan approved by the Bankruptcy Court based on the Company’s emergence from bankruptcy on January 23, 2004.

Principal Financial Officer Compensation. R. M. McEntee was elected as the Company’s Vice President and Chief Financial officer on September 23, 1991 and retained the post after emergence from bankruptcy. Mr. McEntee’s compensation was set by the Company at a level determined to be necessary to attract an individual with the requisite background and capabilities to serve as Chief Financial Officer. Mr. McEntee’s annual base salary was increased by $20,868 effective January 2, 2006. No other base salary increases were authorized since June 04, 2001. Mr. McEntee received $34,581 in 2004 pursuant to the Key Employee Retention Plan approved by the Bankruptcy Court based on the Company’s emergence from bankruptcy on January 23, 2004.

Other Matters. The Company does not anticipate that it will be affected in the future by Section 162(m) of the Internal Revenue Code, which imposes an annual limit of $1,000,000 per person on the federal income tax deduction for executive compensation. If the Company should determine that this limitation might impact the Company, the Company would likely take the necessary steps to bring its compensation programs into compliance with Section 162(m) so that non-deductibility would be avoided.

Employment Agreements.  The Company entered into employment agreements with G.L. Tessitore and R.M. McEntee, dated January 16, 2004 and subsequently amended as of October 22, 2004, for an initial term of two years commencing on January 23, 2004, subject to one-year automatic renewals if notice of non-renewal is not provided by a party within the time period set forth in the agreement.

The employment agreement with Mr. Tessitore provided that he will receive an annual base salary of $400,000, subject to upward adjustment by the Board of Directors of Fansteel Inc. in its sole discretion, a potential annual bonus, a car allowance, and participation in employee benefit plans and, if applicable, stock option plans.

If Mr. Tessitore's employment is terminated by reason of death or disability, he or his legal representatives will be entitled to receive payment of Mr. Tessitore's accrued but unpaid base salary and bonus, accrued but unused vacation time, and certain specified unreimbursed expenses. If Mr. Tessitore's employment agreement is terminated for "Cause" (as defined in the agreement), voluntarily by Mr. Tessitore without "Good Reason" (as defined in the agreement), or upon expiration of the term of the agreement without an earlier termination thereunder, Mr. Tessitore will be entitled to receive payment of his accrued but unpaid base salary, accrued but unused vacation time, and certain specified unreimbursed expenses. If Mr. Tessitore's employment is terminated without "Cause" or by him for "Good Reason," he will be entitled to receive monthly installments of his base salary for twelve months from the date of termination, payment of a pro rata portion of his bonus for the year of termination, continuation for a period of twelve months of all employee benefits under the agreement that Mr. Tessitore was receiving immediately prior to the date of termination, payment for accrued but unused vacation time, and payment of certain specified unreimbursed expenses.

Mr. Tessitore is subject to certain non-solicitation and non-competition covenants during the term of the employment agreement and for a period of twelve months following the termination of his employment.

The employment agreement with Mr. McEntee provided that he will receive an annual base salary of $216,132, subject to upward adjustment by the Board of Directors of Fansteel Inc. in its sole discretion, a potential annual bonus, a car allowance, and participation in employee benefit plans and, if applicable, stock option plans.

If Mr. McEntee's employment is terminated by reason of death or disability, he or his legal representatives will be entitled to receive payment of Mr. McEntee's accrued but unpaid base salary and bonus, accrued but unused vacation time, and certain specified unreimbursed expenses. If Mr. McEntee's employment agreement is terminated for "Cause" (as defined in the agreement), voluntarily by Mr. McEntee without "Good Reason" (as defined in the agreement), or upon expiration of the term of the agreement without an earlier termination thereunder, Mr. McEntee will be entitled to receive payment of his accrued but unpaid base salary, accrued but unused vacation time, and certain specified unreimbursed expenses. If Mr. McEntee's employment is terminated without "Cause" or by him for "Good Reason," he will be entitled to receive monthly installments of his base salary for twelve months from the date of termination, payment of a pro rata portion of his bonus for the year of termination, continuation for a period of twelve months of all employee benefits under the agreement that Mr. McEntee was receiving immediately prior to the date of termination, payment for accrued but unused vacation time, and payment of certain specified unreimbursed expenses.

Mr. McEntee is subject to certain non-solicitation and non-competition covenants during the term of the employment agreement and for a period of twelve months following the termination of his employment.

Compensation Committee Interlocks And Insider Participation In Compensation Decisions

There were no "Compensation Committee Interlocks" during fiscal year 2006.

Report of the Compensation Committee On Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

J. G. Vogelsang, Chairman of the Committee
D. A. Groshoff
J. R. Parker

Summary Compensation Table

The following tables set forth compensation received by our Chief Executive Officer and each of our executive officers for the last three fiscal years:

Name & Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-equity Incentive Plan Compensation	Change In Pension Value and Non-qualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total

Gary L. Tessitore
Chairman of the	2006	$416,000	$-	$-	$-	$-	$-	$12,694	$428,694
Board, President	2005	400,000	-	-	-	-	-	12,694	412,694
and Chief	2004	400,000	80,000	-	-	-	-	13,877	493,877
Executive Officer

R. Michael McEntee
Vice President,	2006	237,000	-	-	-	-	-	9,998	246,998
Chief Financial	2005	216,132	-	-	-	-	-	10,990	227,122
Officer	2004	216,132	34,581	-	-	-	-	12,291	263,004

(1)  All stock options granted in years prior to the Company’s emergence from bankruptcy on January 23, 2004 were canceled as part of the plan of reorganization. No stock options have been granted since the emergence from bankruptcy.

(2)  The Company’s Pension Plan covering Executive Officers was terminated on December 15, 2003, and the Pension Benefit Guarantee Corporation (“PBGC”) is now the statutory trustee and controls the Plan. The annual pension benefits payable under the Pension Plan are limited by the PBGC. The maximum benefit guarantee for plans terminated in 2003 for workers who retire at age 65 is $43,977. The PBGC has not yet determined the pension benefit for executive officers after the Pension Plan termination.

(3)  All Other Compensation includes amounts contributed or accrued for fiscal years 2004, 2005 and 2006 under the Company’s Savings and Profit Sharing Plan and amounts received for car allowance in 2004, 2005 and 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The persons owning beneficially 5% or more of the Company’s outstanding Common Stock, the stock ownership of all the Executive Officers and Directors of the Company as a group, and the stock ownership of the named Executive Officers and Directors as of December 31, 2006 are as follows:

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class

JP Morgan Asset Management (formerly Pacholder Associates, Inc)., as agent for Pension Benefit Guaranty Corporation (1) 8044 Montgomery Road Suite 555 Cincinnati, Ohio 45236	773,735	22.60%

Northern Trust Company (2) P.O. Box 92961 50 S. LaSalle Street, L4 Chicago, IL 60675-0001	632,714	18.50%

Marshall & Ilsley Corporation (3) 770 N. Water Street Attn: Scott Rank, 19th Floor Milwaukee, WI 53202-3509	315,093	9.21%

All Officers and Directors as a group (6 persons)	7,003.20%

G. L. Tessitore, President and Chief Executive Officer Fansteel Inc. 570 Lake Cook Road, Suite 200 Deerfield, Illinois 60015	6,994.20%

R. M. McEntee, Vice President , Chief Financial Officer Fansteel Inc. 570 Lake Cook Road, Suite 200 Deerfield, Illinois 60015	9	less than .1%

(1)  According to the Schedule 13D, dated March 8, 2004, filed with the Securities and Exchange Commission by Pacholder Associates, Inc. ("Pacholder Associates"), an investment adviser and Ohio corporation, pursuant to an investment advisory agreement between Pacholder Associates and the PBGC, dated October 1, 1999, Pacholder Associates had discretionary authority to manage the PBGC's interest in the Company and has sole voting power and sole dispositive power over the shares that Pacholder Associates, as agent for the PBGC, has received. The initial distribution of shares on February 24, 2004 was 757,486 shares. On February 8, 2005, JP Morgan Fleming Asset Management announced the purchase of Pacholder Associates and the sole dispositive power over the Fansteel shares formerly held by Pacholder Associates. On July 27, 2005, the final distribution of shares relating to the Plan of Reorganization was made with JP Morgan Investment Management, Inc., as an agent of the PBGC, receiving an additional 16,249 shares.

(2)  According to the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007 by Northern Trust Corporation, a Delaware corporation and parent holding company, on behalf of itself and its subsidiaries, The Northern Trust Company and Northern Trust Investments, N.A.(together with Northern Trust Corporation, "Northern Trust"), was the beneficial owner of 632,714 shares of common stock, with sole voting power over 630,613 shares, shared voting power over 2,101 shares, and sole dispositive power over 632,714 shares.

(3)  According to the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007 by Marshall & Ilsley Corporation, a Wisconsin corporation and parent holding company of M&I Marshall & Ilsley Bank, Marshall & Ilsley Corporation was the beneficial owner of 315,093 shares of common stock, with sole voting power and sole dispositive power over all 315,093 shares.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our Common Stock and other equity securities. Such persons are required to furnish us with copies of all Section 16 (a) filings. Based solely on our review of the copies of such filings we have received and written representations of directors and officers, we believe that during the fiscal year ended December 31, 2006, our officers, directors, and 10% stockholders were in compliance with all Section 16 (a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

In accordance with the Plan, the Predecessor Company terminated the Pension Plan as of December 15, 2003. Fansteel and the PBGC entered into a settlement agreement pursuant to the Plan pursuant to which the PBGC received, in full satisfaction of the claims resulting from the Pension Plan's termination: (i) a $9.5 million, non-interest bearing, ten-year, note, dated January 23, 2004, from Fansteel Inc., secured by land, buildings, and equipment owned by or used in connection with operations of Fansteel de Mexico, together with (ii) distributions of cash and stock on account of a $1.5 million allowed general unsecured claim and (iii) an additional 20% of the New Common Stock (subject to dilution for issuances pursuant to an employee stock plan).

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS

SELECTION OF AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, favors ratification of the appointment of BDO Seidman LLP, Certified Public Accountants, as auditors for the Company for the year ending December 31, 2007. Representatives of BDO Seidman LLP are expected to attend the meeting; they will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The stockholders are being asked to vote on the selection of BDO Seidman LLP and that the stockholders vote FOR that proposal.

Audit Committee Disclosure

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

(1) Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

(2) Audit related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3) Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development, supporting other tax-related regulatory requirements; and tax compliance and reporting.

(4) All other services are those services not captured in the audit, audit-related or tax categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to the engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

Audit and Non-Audit Fees

The Company engaged the firm of BDO Seidman, LLP for the quarterly 2006 and 2005 reviews and the audit of the annual financial statements for the years ending December 31, 2006 and December 31, 2005, and the reviews of the financial statements included in the Company’s Form 10-K for the years ending December 31, 2006 and December 31, 2005.

The following table presents fees for professional audit services rendered by BDO Seidman, LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services, if any, rendered by BDO Seidman, LLP during those periods.

	2006	2005
Audit fees[1]	$201,500	$195,000
Audit-related fees[2]	-	-
Tax fees[3]	-	-
All other fees[4]	2,500	-
Total	$204,000	$195,000

(1) Audit fees consisted principally of audit work performed on the consolidated financial statements and internal control over financial reporting, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(2) The Company did not engage BDO Seidman, LLP for other audit related services.
(3) The Company did not engage BDO Seidman, LLP for tax services.
(4) The Company engaged BDO Seidman, LLP to review the Company’s response to a Securities Exchange Commission comment letter received on August 18, 2006.

Report of the Audit Committee

The Audit Committee has presented the following report for inclusion in this proxy statement.

Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the financial statements with management and the independent auditor. The Committee discussed with the independent auditor matters required to be discussed by Statement on auditing Standards No. 61 (Communications with Audit Committee).

The Company’s independent auditor provided to the Committee the written disclosures and the letter from the independent accounts required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committee) and the Committee discussed with the independent auditor that firm’s independence.

Based upon the Committee’s discussions and reviews with management and the independent auditor, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

John R. Parker, Chairman
Jeffrey G. Vogelsang

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2008 Annual Meeting must be received by the Corporate Secretary of Fansteel Inc. (R. Michael McEntee), 570 Lake Cook Road, Suite 200, Deerfield IL 60015 no later than December 31, 2007.

MISCELLANEOUS

Our Board of Directors knows of no other matters that are likely to come before the 2007 Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is available on the Company website at www.fansteel.com, or can be obtained by contacting R. Michael McEntee at the offices of Fansteel Inc. directly at 570 Lake Cook Road, Suite 200, Deerfield IL 60015, or by telephone at 847-689-4900. The Form 10-K is incorporated herein by reference.

FANSTEEL INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Michael McEntee and Robert R. Compernolle, and each of them, with full power of substitution, to vote as indicated below, and act with respect to all shares of Common Stock of Fansteel Inc., a Delaware corporation (the “Corporation”), standing in the name of the undersigned, at the Annual Meeting of Stockholders to be held at 570 Lake Cook Road, Solarium (fifth floor), Deerfield Illinois 60015, on May 10, 2007 at 9:00 A.M. Central time, or at any adjournment thereof, with all the power the undersigned would possess if personally present:

1.  Election of the following nominees as directors of the Corporation:

Gary L. Tessitore,
Jeffery G. Vogelsang,
David A. Groshoff, and
John R. Parker.

☐ FOR all nominees (except as otherwise marked above)	☐ WITHHOLD AUTHORITY to vote for all nominees

INSTRUCTIONS:	To withhold authority to vote for any particular nominee, strike through such person’s name in the above list.

2.  Ratification of the appointment of BDO Seidman, LLP as independent auditors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

IMPORTANT: To ensure a quorum and to avoid the expense and delay of sending follow-up letters, please mark, sign, date, and mail this proxy in the accompanying envelope.

Date:	, 2007

Please sign exactly as name appears hereon. For a joint account, each owner should sign. Persons signing as attorney, executor, administrator, trustee or guardian or in any other representative capacity should indicate their full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.